Exhibit 10.21

CONFIDENTIAL

AMENDMENT No. 1

To

PHARMACEUTICAL PRODUCT CO-DEVELOPMENT AND LICENSE AGREEMENT

THIS AMENDMENT No. 1 TO THE PHARMACEUTICAL PRODUCT CO-DEVELOPMENT AND LICENSE AGREEMENT (this “Amendment”), effective as of March ___, 2014 (the “Amendment No. 1 Effective Date”), is made by and between Cancer Prevention Pharmaceuticals, Inc., (“CPP”) and Tillotts Pharma AG, (“TILLOTTS”).

BACKGROUND

A.           CPP and TILLOTTS entered into that certain Pharmceutical Product Co-Development and License Agreement effective December 27, 2013 (the “Agreement”);

B.           CPP and TILLOTTS wish to modify the Agreement as set forth in this Amendment.

NOW THEREFORE, for and in consideration of the covenants, conditions, and undertakings hereinafter set forth, it is agreed by and between the parties as follows:

1.          All defined terms have the meaning assigned to them in the Agreement unless otherwise expressly set forth in this Amendment.

2.          Clause (c) of Section 4.3.1 is hereby deleted and replaced with the following:

(c) except for those actions and decisions mandated by SECTION 4.3.2, TILLOTTS will have the final decision-making right and authority on all matters directed to obtaining in the Licensed Territory MA Approval of the Licensed Formulation in the Licensed Field on or after the date on which TILLOTTS makes or is deemed to make the Continued Development Election and pays the Continued Development Election Fee.

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Amendment No. 1.

Cancer Prevention		Tillotts Pharma AG
Pharmaceuticals, Inc.

By:	/s/ Jeffrey Jacob	By:	/s/ Dirk Reckert /s/ Yves Kesch

Name:	Jeffrey Jacob	Name:	Dirk Reckert/Yves Kesch

Title:	CEO	Title:	Chief Business Development Officer/General Counsel

Date:	3-31-14	Date:	March 24, 2014